As filed with the Securities and Exchange

Commission on August 21, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	31-0345740
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1014 Vine Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

The Kroger Co. 401(k) Retirement Savings Account Plan

(Full title of Plan)

Christine S. Wheatley

Group Vice President, Secretary and General Counsel

The Kroger Co.

1014 Vine Street

Cincinnati, Ohio  45202

(Name and address of agent for service)

(513) 762-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			Maximum	Maximum
Title of	Amount		Offering	Aggregate	Amount of
Securities to	to be		Price	Offering	Registration
be Registered	Registered		Per Share(1)	Price(1)	Fee
Common Shares $1 Par Value	20,000,000 shares	(2)	$34.93	$698,600,000	$81,177.32

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the high and low sale prices of the Registrant’s Common Shares on the New York Stock Exchange on August 21, 2015, which date is within 5 business days prior to the date of the filing of this Registration Statement.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE

The Registrant is registering additional securities under The Kroger Co. 401(k) Retirement Savings Account Plan (the “Plan”) covered hereby for which a Registration Statement on Form S-8, bearing Registration No. 333-180404, currently is effective. Pursuant to General Instruction E of Form S-8, the Registrant elects to incorporate by reference into this Registration Statement the contents of such earlier registration statement that constitute information required in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

A legal opinion to the effect that the Registrant’s common shares offered hereby have been duly authorized and that, when they are issued in accordance with the terms of the Plan, they will be validly issued and outstanding, fully paid and nonassessable, has been rendered by Christine S. Wheatley, Esquire, Group Vice President, Secretary and General Counsel of the Registrant. As of July 15, 2015, Ms. Wheatley owned approximately 47,619 common shares of the Registrant and held options to acquire 19,980 common shares of the Registrant.

Item 8.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

Exhibit 5.1*	Opinion of Christine S. Wheatley, Esquire.

Exhibit 5.2*	IRS Determination Letter for The Kroger Co. 401(k) Retirement Savings Account Plan.

Exhibit 23.1*	Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2*	Consent of Christine S. Wheatley, Esquire (included as part of Exhibit 5.1).

Exhibit 24.1*	Power of Attorney of Directors of the Registrant.

* Filed herewith.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 24, 2015.

THE KROGER CO.

By:	/s/ W. Rodney McMullen
W. Rodney McMullen
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2015.

Signature		Title

/s/ W. Rodney McMullen		Chairman of the Board, Chief Executive Officer and Director
W. Rodney McMullen		(principal executive officer)

/s/ J. Michael Schlotman		Chief Financial Officer
J. Michael Schlotman		(principal financial officer)

/s/ M. Elizabeth Van Oflen		Vice President and Corporate Controller
M. Elizabeth Van Oflen		(principal accounting officer)

* /s/ Nora A. Aufreiter		Director
Nora A. Aufreiter

* /s/ Robert D. Beyer		Director
Robert D. Beyer

* /s/ Susan J. Kropf		Director
Susan J. Kropf

* /s/ David B. Lewis		Director
David B. Lewis

* /s/ Jorge P. Montoya		Director
Jorge P. Montoya

* /s/ Clyde R. Moore		Director
Clyde R. Moore

* /s/ Susan M. Phillips		Director
Susan M. Phillips

* /s/ James A. Runde		Director
James A. Runde

* /s/ Ronald L. Sargent		Director
Ronald L. Sargent

* /s/ Bobby S. Shackouls		Director
Bobby S. Shackouls

By:	* /s/ Stacey M. Heiser
Stacey M. Heiser
Attorney-in-fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, Ohio, on August 24, 2015.

THE KROGER CO. 401(K) RETIREMENT SAVINGS ACCOUNT PLAN

By:	/s/ Theresa Monti
Name: Theresa Monti
Title: Chairman of the Administrative Committee

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 5.1*	Opinion of Christine S. Wheatley, Esquire.

Exhibit 5.2*	IRS Determination Letter for The Kroger Co. 401(k) Retirement Savings Account Plan.

Exhibit 23.1*	Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2*	Consent of Christine S. Wheatley, Esquire (included as part of Exhibit 5.1).

Exhibit 24.1*	Power of Attorney of Directors of the Registrant.

* Filed herewith.